SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      January 12, 2001

Internet Pictures Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26363	52-2213841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1009 Commerce Park Dr. Oak Ridge, Tennessee	37830

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           (865) 482-3000

Item 2.  Acquisition or Disposition of Assets

On January 16, 2001, Internet Pictures Corporation (the “Company or iPIX”) and Homestore.com, Inc. announced that a subsidiary of Homestore.com has purchased certain assets from iPIX pursuant to the terms of an acquisition agreement dated January 12, 2001. A copy of the acquisition agreement is attached hereto as Exhibit 2.1. Under the terms of the acquisition agreement, the subsidiary of Homestore.com purchased certain computers, furniture, fixtures and equipment, and certain sales contracts with residential real estate brokers and agents. These assets were used by iPIX in the operation of its providing virtual tours of residential real estate properties. As part of the acquisition, Homestore.com's subsidiary hired certain sales force and customer service personnel. The purchase price for these assets was $12 million in cash. The parties also entered into an exclusive domestic license of certain of iPIX’s virtual tour technology for the residential real estate market.

A copy of the Company’s press release announcing the transaction is incorporated herein by reference and is included as Exhibit 99.1. The foregoing descriptions of the above are qualified in their entirety by reference to the attached Exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements

Not applicable

(b) Pro Forma Financial Information

Unaudited Pro Forma Financial Information

Unaudited Pro Forma Consolidated Balance Sheet With Notes

Unaudited Pro Forma Consolidated Statements of Income With Notes

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheet was prepared as if the sale of the assets described in Item 2 occurred on September 30, 2000. The following unaudited pro forma consolidated statements of income for the year ended December 31, 1999 and for the nine months ended September 30, 2000 give effect to the sale as if it had occurred at the beginning of the respective period.

The unaudited pro forma financial information is based on the historical financial statements of the Company and the assumptions and the adjustments described in the accompanying notes. The Company believes that such assumptions are reasonable. The pro forma information does not purport to represent what the Company’s results of operations actually would have been if the sale had occurred as of such dates or what such results will be for future periods.

Internet Pictures Corporation
Unaudited Pro Forma Consolidated Balance Sheet
September 30, 2000

		Pro Forma
	Historical	Adjustments		Pro Forma

In thousands

Current assets:

Cash and cash equivalents	$1,668	$4,391	(c)	$6,059

Securities available-for-sale	30,025	—		30,025

Accounts receivable, net	15,939	—		15,939

Inventory, net	694	—		694

Prepaids and other current assets	8,042	—		8,042

Total current assets	56,368	4,391		60,759

Property and equipment, net	21,118	(225	)(a)	20,893

Other assets	1,289	—		1,289

Goodwill and other intangibles	201,460	—		201,460

Total assets	$280,235	$4,166		$284,401

Current liabilities:

Accounts payable	$3,017	$—		$3,017

Accrued liabilities	14,755	—		14,755

Deferred revenue	7,687	(7,454	)(b)	233

Current portion of promissory note and obligations under capital lease	1,320	(89	)(a)	1,231

Total current liabilities	26,779	(7,543)		19,236

Long-term liabilities:

Promissory note and obligations under capital lease, net of current portion	1,505	(66	)(a)	1,439

Stockholders’ equity (deficit):

Class B common stock	1	—		1

Common stock	56	—		56

Additional paid-in capital	483,737	—		483,737

Unearned stock-based compensation	(3,286)	—		(3,286)

Notes receivable from stockholders	(2,367)	—		(2,367)

Accumulated deficit	(226,237)	11,755	(d)	(214,462)

Accumulated other comprehensive income	47	—		47

Total stockholders’ equity	251,951	11,775		263,726

Total liabilities and stockholders’ equity	$280,235	$4,166		$284,401

(a)	Reflects the elimination of equipment and related lease obligation included in the sale of real estate assets ($347 gross less accumulated depreciation of $122).
(b)	Reflects purchasers' assumption of obligation to deliver tours under existing agreements for which payment has been received by the company.
(c)	Reflects the net cash proceeds from the sale of real estate assets. The cash portion of the purchase price of $12 million was distributed as follows: $155 paid directly to lessor for certain capital lease obligations, $7,454 deposited into control accounts for deferred revenue obligations, and the remainder paid to the company.
(c)	Reflects the resulting gain on the above pro forma adjustments.

Internet Pictures Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 1999

		Pro Forma
	Historical	Adjustments		Pro Forma

In thousands, except per share amounts

Revenues	$12,523	$(3,756	)(a)	$8,767

Cost of revenues	7,262	(2,880	)(a)	4,382

Gross profit	5,261	(876)		4,385

Operating expenses:

Sales and marketing	37,785	(15,948	)(b)	21,837

Research and development	5,359	—		5,359

General and administrative	13,906	(98	)(c)	13,808

Stock-based compensation	20,675	—		20,675

Total operating expenses	77,725	(16,046)		61,679

Loss from operations	(72,464)	15,170		(57,294)

Interest expense	(6,684)	—		(6,684)

Other income (expense), net	2,545	—		2,545

Net loss	(76,603)	15,170		(61,433)

Beneficial conversion feature of Series B convertible preferred stock	(1,000)	—		(1,000)

Net loss attributable to common stockholders	$(77,603)	$15,170		$(62,433)

Basic and diluted net loss per common share	$(3.01)			$(0.93)

Shares used to calculate basic and diluted net loss per share	25,757			25,757

(a)	Reflects the elimination of the historical revenues and cost of revenues directly attributable to the sale of real estate assets. The pro forma adjustment do not include future revenues or cost of revenues as a result of an agreement with Homestore Virtual Tours, Inc. for the company to provide processing, hosting, distributing, and other professional services related to virtual tours for the residential real estate market.
(b)	Reflects expenses related to salaries, benefits and travel and entertainment for employees of the company who transitioned to Homestore Virtual Tours, Inc. The adjustment also reflects elimination of advertising, co-marketing, portal fees and tradeshow expenses directly related to the real estate line of business.
(c)	Reflects the depreciation expense associated with real estate assets sold.

Internet Pictures Corporation
Unaudited Pro Forma Consolidated Statement of Operations
For the nine months ended September 30, 2000

		Pro Forma
	Historical	Adjustments		Pro Forma

In thousands, except per share amounts

Revenues	$40,990	$(25,966	)(a)	$15,024

Cost of revenues	20,924	(14,842	)(a)	6,082

Gross profit	20,066	(11,124)		8,942

Operating expenses:

Sales and marketing	60,778	(17,563	)(b)	43,215

Research and development	10,086	—		10,086

General and administrative	15,502	(122	)(c)	15,380

Stock-based compensation	5,769	—		5,769

Amortization of intangible assets	38,040	—		38,040

Merger expenses	15,175	—		15,175

Total operating expenses	145,350	(17,685)		127,665

Loss from operations	(125,284)	6,561		(118,723)

Interest expense	(216)	—		(216)

Other income (expense), net	2,964	—		2,964

Net loss attributable to common stockholders	$(122,536)	$6,561		$(115,975)

Basic and diluted net loss per common share	$(2.24)			$(1.47)

Shares used to calculate basic and diluted net loss per share	54,748			54,748

(a)	Reflects the elimination of the historical revenues and expenses directly attributable to the sale of real estate assets. The pro forma adjustments do not include future revenues or cost of revenues as a result of an agreement with Homestore Virtual Tours, Inc. for the company to provide processing, hosting, distributing, and other professional services related to virtual tours for the residential real estate market.
(b)	Reflects expenses related to salaries, benefits and travel and entertainment for employees of the company who transitioned to Homestore Virtual Tours, Inc. These expenses also reflect advertising, co-marketing, portal fees and tradeshow expenses directly related to the real estate line of business.
(c)	Reflects the depreciation expense associated with the sale of real estate assets.

                  (c)  Exhibits

EXHIBIT	DESCRIPTION

2.1	Acquisition Agreement dated as of January 12, 2001 between Internet Pictures Corporation and Homestore Virtual Tours, Inc.

99.1	Press Release Issued by the Company on January 16, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2001

INTERNET PICTURES CORPORATION

By: /s/ John Kalec
John J. Kalec Chief Financial Officer

2

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1	Acquisition Agreement dated as of January 12, 2001 between Internet Pictures Corporation and Homestore Virtual Tours, Inc.

99.1	Press release issued on January 16, 2001 by Internet Pictures Corporation.

3